UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

(Amendment No.                     )

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JPMorgan Trust III

(Name of Registrant as Specified in its Charter)

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JPMORGAN TRUST III

JPMorgan Multi-Manager Alternatives Fund

270 Park Avenue

New York, New York 10017

Toll-Free (800) 480-4111

September 18, 2017

Dear Shareholder,

The enclosed information statement contains important information about a sub-adviser change for the JPMorgan Multi-Manager Alternatives Fund (the “Fund”), a series of JPMorgan Trust III (the “Trust”).

On June 30, 2017, the Fund’s investment adviser entered into a new subadvisory agreement with Tremblant Capital LP (the “New Sub-Adviser”) pursuant to which the New Sub-Adviser will serve as an additional sub-adviser to the Fund with respect to a portion of the Fund’s assets.

Please read the enclosed information statement carefully. It describes the current management structure of the Fund, the terms of the new subadvisory agreement, factors considered by the Trust’s Board of Trustees in approving the new subadvisory agreement, and other related information.

The information statement is for your information only. You are not required to take any action. We are not asking you for a proxy and you are requested not to send us a proxy.

The information statement is being mailed on or about September 18, 2017.

Should you have any questions or need additional information, please call JPMorgan Funds at 1-800-480-4111.

Sincerely,

Brian Shlissel

President, JPMorgan Funds

September 18, 2017

JPMORGAN TRUST III

JPMorgan Multi-Manager Alternatives Fund

270 PARK AVENUE

NEW YORK, NEW YORK 10017

TOLL-FREE (800) 480-4111

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This information statement is available at

http://www.jpmorganfunds.com.

This information statement is being furnished to shareholders of the JPMorgan Multi-Manager Alternatives Fund (the “Fund”) of JPMorgan Trust III (the “Trust”), a Delaware statutory trust, in lieu of a proxy statement, pursuant to the terms of an exemptive order from the Securities and Exchange Commission (the “SEC”) on which the Trust and its investment adviser may rely. JPMorgan Alternative Asset Management Inc. (the “Adviser”) is the Fund’s investment adviser.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), shareholder approval is generally required to enter into or materially amend subadvisory agreements. The exemptive order permits the Adviser to enter into and materially amend subadvisory agreements for the Fund, subject to approval of the Trust’s Board of Trustees (the “Board”), without also obtaining shareholder approval. This information statement is being furnished to notify you that the Adviser has entered into a new subadvisory agreement for the Fund.

On June 30, 2017, the Fund’s investment adviser entered into a new subadvisory agreement (the “New Subadvisory Agreement”) with Tremblant Capital LP (the “New Sub-Adviser”). Pursuant to the New Subadvisory Agreement, the New Sub-Adviser serves as a sub-adviser to the Fund and is responsible for managing a portion of the assets of the Fund (its “Assets”).

The New Subadvisory Agreement was approved by the Board, including a majority of the Trustees who are not parties to the agreement or “interested persons”, as defined in the 1940 Act, of any such parties (the “Independent Trustees”) at an in-person meeting on May17, 2017. After careful consideration, the Board determined that entering into the New Subadvisory Agreement was in the best interests of the Fund and its shareholders and approved the New Subadvisory Agreement.

Please read this information statement carefully, as it contains important information.

THE ADVISORY AGREEMENT

The Trust has retained the Adviser to act as investment adviser to the Fund pursuant to an advisory agreement (the “Advisory Agreement”). Under the Advisory Agreement, subject to the general supervision of the Board, the Adviser is responsible for managing the investment operations of the Fund and the composition of the holdings of the Fund. Except as delegated to one or more sub-advisers, as discussed below, the Adviser is responsible for managing the purchase, retention and disposition of the Fund’s investments. The Fund pays the Adviser a management fee of 1.60% as a percentage of average daily net assets. Prior to November 19, 2015, the Fund paid the Adviser a management fee of 1.75% as a percentage of average daily net assets. For the fiscal year ended October 31, 2016, the aggregate amount of advisory fees paid by the Fund to the Adviser was $5,335,947 before fee waivers and $3,812,065 after fee waivers.

The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is located at 270 Park Avenue, New York, New York 10017. The Adviser is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”).

INVESTMENT PROCESS

In accordance with its responsibilities under the Advisory Agreement, the Adviser seeks to achieve the Fund’s investment objective by allocating the Fund’s assets primarily among multiple sub-advisers that use a variety of non-traditional or alternative investment strategies and techniques. The Adviser’s investment and portfolio construction process includes dedicated due diligence and risk management teams, broader inputs from strategy experts, investment committee debate, and assessments of operational and compliance controls. The Adviser utilizes an investment committee and portfolio managers that leverage the global network and experience of the Adviser’s and JPMorgan Global Wealth Management’s hedge fund platforms.

Pursuant to an exemptive order from the SEC, the Adviser serves as the “manager of managers” for the Fund and has responsibility for providing the overall management of the Fund, subject to the oversight of the Fund’s Board of Trustees. In this capacity, the Adviser: (i) evaluates, selects, and recommends sub-advisers to be hired or replaced, subject to Board approval; (ii) monitors and evaluates the sub-advisers’ investment programs and results; (iii) allocates and reallocates the Fund’s assets among the sub-advisers and; (iv) reviews the Fund’s compliance with its investment objectives, strategies, policies and restrictions. Pursuant to the exemptive order, shareholder approval is not required to hire, terminate or replace sub-advisers except in the case of certain affiliates of the Adviser.

Sub-adviser selection includes qualitative and quantitative analysis, with strong emphasis placed on non-quantitative factors. In selecting sub-advisers, the Adviser will consider a variety of factors and attributes related to such sub-advisers, including, but not limited to:

•	a well defined and articulated investment process combined with a demonstrable and sustainable investment performance;

•	specialized expertise and an appropriate level of experience;

•	flexibility to adapt to a changing market environment;

•	a strong focus on risk management;

•	appropriate levels of staffing, organizational depth and continuity of management and investment professionals;

•	a thorough understanding of the business aspects of managing alternative investment strategies;

•	solid administrative capabilities and strong internal controls;

•	historical returns and volatility;

•	correlation of a Sub-Adviser’s returns to broader markets and other Sub-Advisers;

•	statistical peer analysis; and

•	exposure, liquidity and drawdown (change in the value of a portfolio from its high to low point) analysis.

THE SUBADVISORY AGREEMENT

Current sub-advisors

In addition to the New Sub-Adviser, the following firms currently serve as sub-advisers to the Fund pursuant to subadvisory agreements between the Adviser and each sub-adviser: Brigade Capital Management, LP (“Brigade”), Chilton Investment Company, LLC (“Chilton”), Good Hill Partners LP (“Good Hill”), Graham Capital Management, L.P. (“Graham”), Ionic Capital Management LLC (“Ionic”), J.P. Morgan Investment Management, Inc. (“JPMIM”), Owl Creek Asset Management, L.P. (“Owl Creek”), P. Schoenfeld Asset Management, L.P. (“PSAM”), Passport Capital, LLC (“Passport”), Portland Hill Asset Management Ltd. (“Portland Hill”), Shannon River Fund Management, LLC (“Shannon River”) and YG Partners, LLC (“YG Partners”).

Brigade, Chilton, Good Hill, Graham, Ionic, Owl Creek, PSAM, Passport, Portland Hill, Shannon River and YG Partners are each independent of the Adviser. JPMIM, like the Adviser, is an indirect wholly-owned subsidiary of JPMorgan Chase.

Each Sub-Adviser is responsible for the day-to-day investment decisions of its portion of the Fund, subject to the investment policies, restrictions and guidelines of the Fund and the supervision of the Board and the Adviser.

The Sub-Advisers are each paid monthly by the Adviser a fee equal to a percentage of the daily net assets of the Fund allocated to each Sub-Adviser, respectively. The Adviser paid the following aggregate fees to JPMIM and to the Sub-Advisers (excluding JPMIM) during the most recent fiscal year ended October 31, 2016.

	Fiscal Year Ended October 31, 2016
Fund	JPMIM			Sub-Advisers (excluding JPMIM)
Multi-Manager Alternatives Fund	$86,695	0.029	%*	$2,825,803	0.940	%*

*	Represents the aggregate sub-advisory fees paid by the Adviser as a percentage of the Fund’s average daily net assets.

The Trust expects that differences in investment returns among the portions of the Fund managed by different sub-advisers will cause the actual percentage of the Fund’s assets managed by each sub-adviser to vary over time. The Adviser may reallocate assets from one sub-adviser to another when deemed in the best interests of the Fund and its shareholders. In some instances, where a reallocation results in any rebalancing of the Fund from a previous allocation, the effect of the reallocation will be to shift assets from a better performing sub-adviser to a portion of the Fund with a relatively lower total return.

New Subadvisory Agreement with the New Sub-Adviser

As noted above, the Adviser has engaged the New Sub-Adviser as a sub-adviser to the Fund, pursuant to the New Subadvisory Agreement.

The New Subadvisory Agreement will continue in effect for an initial period of two years from the date of its execution, unless terminated sooner. It may be renewed from year to year thereafter, so long as continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act. The New Subadvisory Agreement provides that it will terminate in the event of an “assignment” (as defined in the 1940 Act), and may be terminated without penalty at any time by either party upon 60 days’ written notice, or upon termination of the Advisory Agreement. Under the terms of the New Subadvisory Agreement, the New Sub-Adviser is not liable to the Adviser, the Fund or its shareholders, except in the case of (i) any material misstatement or omission of a material fact relating to information regarding the New Sub-Adviser furnished in writing to the Adviser by the New Sub-Adviser for use in the Fund’s prospectus, registration statement, proxy materials or reports filed with the SEC; (ii) the failure of the New Sub-Adviser to execute, or cause to be executed, portfolio investment transactions according to the requirements of applicable law, including the 1940 Act, the Internal Revenue Code, the prospectus and the applicable investment guidelines; (iii) any material breach by the New Sub-Adviser of the New Sub-Advisory Agreement including, without limitation, any representation or warranty contained therein (and other written instructions given by the Board or the Adviser to the New Sub-Adviser in accordance with the New Sub-Advisory Agreement); or (iv) the New Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or the New Sub-Adviser’s reckless disregard of its obligations and duties under the New Subadvisory Agreement.

The New Sub-Adviser will be paid monthly by the Adviser a fee equal to a percentage of the average daily net assets of the Fund allocated to the New Sub-Adviser. Because the term of the New Subadvisory Agreement with the New Sub-Adviser had not yet commenced as of October 31, 2016, no subadvisory fees were paid to the New Sub-Adviser during the Fund’s last fiscal year. Because the fees paid to the New Sub-Adviser under the New Subadvisory Agreement are not paid by the Fund but are paid by the Adviser out of the advisory fees the Adviser receives from the Fund, there is no change in the advisory fee paid by the Fund as a result of the addition of the New Sub-Adviser as sub-adviser to the Fund.

The New Sub-Adviser is a SEC registered investment adviser. Tremblant Capital LP (“Tremblant”) was founded in 2001 and as of December 31, 2016 had $2.1 billion in assets under management. Brett Barakett is the owner of Tremblant. The New Sub-Adviser is independent of the Adviser.

The New Sub-Adviser is responsible for the day-to-day investment decisions of its portion of the Fund, subject to the investment policies, restrictions and guidelines of the Fund and the supervision of the Board and the Adviser.

The New Sub-Adviser acts as an adviser to other funds whose investment objectives are similar to those of the Fund, as shown in the table below.

Name of Fund	Investment Objective/ Investment Style	Approximate Net Assets of Fund	Sub-Advisory Fee[1]
American Beacon Grosvenor Long/Short Fund	The Fund’s investment objective is to seek long-term capital appreciation with a balanced risk profile that will complement traditional long-only equity investments.	Total Assets as of 6/30/2017: $17.9M	—

1	The funds listed in the table have received an exemptive order from the SEC, pursuant to which individual subadvisory fees are not required to be disclosed.

Executive Officers and Directors of the New Sub-Adviser

The table below presents information about the principal executive officers and directors of the New Sub-Adviser. The address for each of the persons listed below, as it relates to his and/or her duties with the New Sub-Adviser, is the same as that of the New Sub-Adviser. The address of Tremblant is 767 Fifth Avenue, Floor 12A, New York, NY 10153.

Name	Position with Sub-Adviser and Principal Occupation
Tremblant Capital LLC	General Partner
Barakett, Brett, Edward Bruce	Limited Partner and Chairman/Chief Executive Officer
Eckert, James, Peter	Chief Operating Officer, Chief Financial Officer, and Co-president
Cho, Mark, Sun	General Counsel and Chief Compliance Officer
Waters, Daniel, Eugene	Co-President

Board Review and Approval of the New Subadvisory Agreement

The New Subadvisory Agreement was approved by the Board, including a majority of the Independent Trustees, at an in-person meeting on May 17, 2017.

In connection with the approval of the New Subadvisory Agreement, the Trustees reviewed written materials prepared by the Adviser and the New Sub-Adviser and received oral presentations from the Adviser personnel. Before voting on the New Subadvisory Agreement, the Trustees reviewed the New Subadvisory Agreement with representatives of the Adviser and independent legal counsel and received a memorandum from independent legal counsel to the Trustees discussing the legal standards for their consideration of the proposed agreement. The Trustees also discussed the proposed agreement in an executive session with independent legal counsel at which no representatives of the Adviser or the New Sub-Adviser were present. Set forth below is a summary of the material factors evaluated by the Trustees in determining whether to approve the New Subadvisory

Agreement. In their deliberations, each Trustee may have attributed different weights to the various factors, and no factor alone was necessarily considered determinative.

In considering the New Subadvisory Agreement, the Board had before them information to evaluate: (i) the nature, extent and quality of services provided by the New Sub-Adviser; (ii) the costs of services provided and profitability to the Adviser; (iii) possible economies of scale; (iv) the Fund’s Chief Compliance Officer’s evaluation of the New Sub-Adviser’s compliance programs; (v) fees relative to the New Sub-Adviser’s private investment fund with a similar investment strategy; (vi) investment performance; and (vii) advisory fees and expense ratios.

Pursuant to the New Subadvisory Agreement, the New Sub-Adviser is responsible for providing the following services: The New Sub-Adviser will make investment decisions for its Assets, place purchase and sale orders for portfolio transactions for its Assets, and employ professional portfolio managers and securities analysts to provide research services to its Assets. The New Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of its Assets. In addition, the New Sub-Adviser will (i) regularly report to the Trustees and the Adviser with respect to its implementation of the investment program, compliance matters and other topics requested by the Trustees or the Adviser, (ii) consult with the Fund’s pricing agent regarding the valuation of securities for which market quotations are not readily available, and (iii) provide information about other accounts managed by the New Sub-Adviser that have investment objectives, policies, and strategies substantially similar to those employed by the New Sub-Adviser for the Fund. The Trustees also considered the quality of the investment research capabilities of the New Sub-Adviser and the other resources the New Sub-Adviser has dedicated to performing services for the Fund.

The Board determined that (i) the subadvisory services to be provided by the New Sub-Adviser could reasonably be expected to complement the services provided by the Fund’s other sub-advisers in a manner that would be consistent with and further its “manager of managers” strategy, (ii) the investment performance history of the New Sub-Adviser’s portfolio management team was favorable on an absolute and relative basis, (iii) the New Sub-Adviser has experience in managing assets and the New Sub-Adviser’s portfolio management team has demonstrated its ability to adhere to compliance procedures, (iv) the fees for the advisory services to be rendered by the New Sub-Adviser were fair and reasonable in light of the usual and customary charges made by others offering the same or similar services; and (v) the terms and conditions of the New Sub-Advisory Agreement were in the best interests of the Fund and its shareholders.

BENEFICIAL OWNERS AND MANAGEMENT OWNERSHIP

As of December 31, 2016, the Trustees and officers as a group owned less than 1% of the shares of the Fund. As of January 31, 2017, the following persons owned of record, or are known by the Trust to own beneficially, 5% or more of the outstanding shares of the Fund.

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
JPMORGAN MULTI-MANAGER ALTERNATIVES FUND
CLASS A SHARES	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	6.19%
	NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN MUTUAL FUNDS DEPT 4TH FLOOR JERSEY CITY NJ 07310-2010	60.38%
	PERSHING LLC P.O. BOX 2052 JERSEY CITY NJ 07303-2052	18.45%
	TD AMERITRADE INC FOR THE EXCLUSIVE BENEFIT OF OUR CLIENTS PO BOX 2226 OMAHA NE 68103-2226	7.76%
CLASS C SHARES	JP MORGAN INVESTMENT MGMT ATTN LOREN STRIFE OH1-0185 1111 POLARIS PKWY COLUMBUS OH 43240-2031	42.77%
	J. P. MORGAN SECURITIES LLC FOR EXCLUSIVE BENEFIT OF CUSTOMERS 4 CHASE METROTECH CTR BROOKLYN NY 11245-0003	6.30%

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
JPMORGAN MULTI-MANAGER ALTERNATIVES FUND
	NATIONAL FINANCIAL SERVICES LLC FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN MUTUAL FUNDS DEPT 4TH FLOOR JERSEY CITY NJ 07310-2010	32.24%
	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	10.81%
CLASS R5 SHARES	JP MORGAN INVESTMENT MGMT ATTN LOREN STRIFE OH1-0185 1111 POLARIS PKWY COLUMBUS OH 43240-2031	58.04%
	WELLS FARGO BANK NA FBO MD HELICOPTER CASH BALANCE PLAN PO BOX 1533 MINNEAPOLIS MN 55480-1533	41.96%
CLASS R6 SHARES	JPMIM AS AGENT FOR CL&F RESOURCES—GMAG CUSTOM ATTN CLIENT SERVICES 1111 POLARIS PKWY OH1-0084 COLUMBUS OH 43240-2050	56.85%
	JPMIM AS AGENT FOR THE DANIEL FOUNDATION OF ALABAMA GMAG MAIN ACCOUNT ATTN CLIENT SERVICES 500 STANTON CHRISTIANA RD DE3-3750 NEWARK DE 19713-2105	40.50%

Name of Fund/Share Class	Name and Address of Shareholder	Percentage Held
JPMORGAN MULTI-MANAGER ALTERNATIVES FUND
SELECT CLASS SHARES	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	20.35%
	JP MORGAN INVESTMENT MGMT ATTN LOREN STRIFE OH1-0185 1111 POLARIS PKWY COLUMBUS OH 43240-2031	35.67%
	NATIONAL FINANCIAL SERV CORP FOR THE EXCL BEN OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-2010	25.17%
	PERSHING LLC P.O. BOX 2052 JERSEY CITY NJ 07303-2052	6.64%

AFFILIATED BROKERAGE

The table below sets forth the brokerage commissions paid for the fiscal year ended October 31, 2016.

Fund	Fiscal Year Ended 10/31/16
JPMorgan Multi-Manager Alternatives Fund
Total Brokerage Commissions	$870,209
Brokerage Commissions to Affiliated Broker-Dealers	1,604

SERVICE PROVIDERS

The Trust’s distributor is JPMorgan Distribution Services, Inc. (“JPMDS”). The Trust’s administrator is JPMIM. The address of each of these entities is 270 Park Avenue, New York, New York 10017. The Trust’s custodian and fund accounting agent is JPMorgan Chase Bank, located at 270 Park Avenue, New York, New York 10017.

OTHER MATTERS

The Trust will furnish, without charge, a copy of its most recent annual report and any recent semi-annual report to any shareholder upon request by writing to J.P. Morgan Funds Services, P.O. Box 8528, Boston, MA 02266-8528, or by calling 1-800-480-4111.

If you have elected to receive one information statement for all accounts maintained by members of your household, the Trust undertakes to deliver promptly upon written or oral request a separate copy of the information statement for a separate account if a separate copy is requested.

The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

NO ACTION REQUIRED

This information statement is provided to you solely for informational purposes. No shareholders vote is being taken with respect to the matters described. You are not being asked to provide a proxy.